EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-22497, 333-22496, 333-181043 and 333-180898 on Form S-8 of our report dated April 1, 2019 (which includes an explanatory paragraph regarding GlyEco, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements of GlyEco, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of GlyEco, Inc. for the year ended December 31, 2018.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

April 1, 2019